Exhibit 99.1

For Immediate Release

Contact:    John Lynch, Vice President, Treasurer and Investor Relations, 508-482-2314

Waters Reports Second Quarter 2014 Financial Results

Milford, Massachusetts, July 22, 2014—Waters Corporation (NYSE/WAT) reported today second quarter 2014 sales of $482 million, an increase of 7% versus sales of $451 million in the second quarter of 2013. Foreign currency translation increased sales growth by 1%. On a GAAP basis, earnings per diluted share (EPS) for the second quarter were $1.13 compared to $1.03 for the second quarter of 2013. On a non-GAAP basis, including the adjustments in the attached reconciliation, EPS increased 13% to $1.22 compared to $1.08 in the second quarter of 2013. A description and reconciliation of GAAP to non-GAAP EPS is attached and can be found on the Company’s website at http://www.waters.com under the caption Investors.

Through the first six months of 2014, sales for the Company were $912 million, up 4% compared with sales of $881 million in the first six months of 2013. Foreign currency translation increased sales growth during the first half of 2014 by 1%. On a GAAP basis, EPS for the first six months of 2014 were $1.95 compared to $2.42 for the comparable period in 2013. On a non-GAAP basis and including adjustments on the attached reconciliation, EPS were $2.13 in the first six months of 2014 as compared to $2.15 in 2013.

Commenting on the quarter, Douglas A. Berthiaume, Chairman, President, and Chief Executive Officer, said, “Broad-based pharmaceutical demand and strong sales in the U.S. highlighted our organic revenue growth in the second quarter. In addition, stable operating margins contributed to double-digit growth in our adjusted earnings per share and solid cash generation.”

As communicated in a prior press release, Waters Corporation will webcast its second quarter 2014 financial results conference call this morning, July 22, 2014 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through July 29, 2014 at midnight eastern time, similarly by webcast and also by phone at 203-369-1484.

About Waters Corporation

For over 50 years, Waters Corporation (NYSE:WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.

With revenue of $1.9 billion in 2013, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, uncertainties relating to organizational/leadership transition plans; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the period ended March 29, 2014 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	June 28, 2014	December 31, 2013
Cash, cash equivalents and investments	1,917,560	1,803,670
Accounts receivable	401,919	430,985
Inventories	272,764	242,800
Other current assets	88,363	78,800
Total current assets	2,680,606	2,556,255

Property, plant and equipment, net	328,598	324,932
Other assets	718,326	701,442
Total assets	3,727,530	3,582,629

Notes payable and debt	233,403	133,346
Accounts payable and accrued expenses	361,187	354,186
Total current liabilities	594,590	487,532

Long-term debt	1,160,000	1,190,000
Other long-term liabilities	129,455	141,924
Total liabilities	1,884,045	1,819,456

Total equity	1,843,485	1,763,173
Total liabilities and equity	3,727,530	3,582,629

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net sales	$481,801	$451,115	$912,309	$881,453
Cost of sales	201,853	188,329	389,572	362,897

Gross profit	279,948	262,786	522,737	518,556

Selling and administrative expenses	131,930	123,062	258,565	241,722
Research and development expenses	26,977	24,650	51,723	49,962
Purchased intangibles amortization	2,646	2,382	5,293	4,775

Operating income	118,395	112,692	207,156	222,097

Other expense	—	(1,575)	—	(1,575)
Interest expense, net	(6,271)	(6,401)	(12,302)	(12,399)

Income from operations before income taxes	112,124	104,716	194,854	208,123

Provision for income tax expense (benefit)	15,595	15,402	28,023	(2,250)

Net income	$96,529	$89,314	$166,831	$210,373

Net income per basic common share	$1.14	$1.04	$1.97	$2.45

Weighted-average number of basic common shares	84,462	85,482	84,731	85,814

Net income per diluted common share	$1.13	$1.03	$1.95	$2.42

Weighted-average number of diluted common shares and equivalents	85,177	86,576	85,538	86,950

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2014 and 2013 adjusted amounts presented below are used by the management of the Company to measure operating performance with prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). The Company believes that the use of Non-GAAP measures, such as Non-GAAP Earnings Per Share (EPS) and Non-GAAP Operating Income, help management and investors gain a better understanding of our core operating results and future trends, and is consistent with how management measures performance for purposes of executive compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the following items:

*	Purchased Intangibles Amortization was excluded to allow for comparisons of operating results that are consistent over periods of time.

*	Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.

*	Infrequent Income Tax Items were excluded as these costs and benefits are typically the result of audit examination settlements, updates in management's assessment of ongoing examinations or other unusual tax items and are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
GAAP Selling and Administrative Expenses (including Purchased Intangibles Amortization)	$(134,576)	$(125,444)	$(263,858)	$(246,497)
Purchased Intangibles Amortization	2,646	2,382	5,293	4,821
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	6,048	2,911	14,366	3,938

Adjusted Non-GAAP Selling & Administrative Expenses (including Purchased Intangibles Amortization)	$(125,882)	$(120,151)	$(244,199)	$(237,738)

GAAP Operating Income	$118,395	$112,692	$207,156	$222,097
Purchased Intangibles Amortization	2,646	2,382	5,293	4,821
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	6,048	2,911	14,366	3,938

Adjusted Non-GAAP Operating Income	$127,089	$117,985	$226,815	$230,856

GAAP Provision for Income Tax (Expense) Benefit	$(15,595)	$(15,402)	$(28,023)	$2,250
Purchased Intangibles Amortization	(759)	(686)	(1,502)	(1,392)
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	(1,444)	(1,035)	(4,204)	(1,397)
Infrequent Income Tax Items	850	659	1,707	(29,381)

Adjusted Non-GAAP Provision for Income Tax Expense	$(16,948)	$(16,464)	$(32,022)	$(29,920)

GAAP Net Income	$96,529	$89,314	$166,831	$210,373
Purchased Intangibles Amortization	1,887	1,696	3,791	3,429
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	4,604	1,876	10,162	2,541
Infrequent Income Tax Items	850	659	1,707	(29,381)

Adjusted Non-GAAP Net Income	$103,870	$93,545	$182,491	$186,962

GAAP EPS	$1.13	$1.03	$1.95	$2.42
Purchased Intangibles Amortization	0.02	0.02	0.04	0.04
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	0.05	0.02	0.12	0.03
Infrequent Income Tax Items	0.01	0.01	0.02	(0.34)

Adjusted Non-GAAP EPS	$1.22	$1.08	$2.13	$2.15